Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$10,491
Unrealized Gain (Loss) on Market Value of Commodity Futures	(1,889,600)
Dividend Income	273
Interest Income	78
ETF Transaction Fees	350
Total Income (Loss)	$(1,878,408)

Expenses
General Partner Management Fees	$10,290
Professional Fees	6,767
Brokerage Commissions	342
Directors' Fees and insurance	1,114
NYMEX License Fee	207
Total Expenses	18,720
Expense Waiver	(6,371)
Net Expenses	$12,349
Net Income (Loss)	$(1,890,757)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/21	$17,009,391
Additions (100,000 Shares)	1,193,952
Net Income (Loss)	(1,890,757)

Net Asset Value End of Month	$16,312,586
Net Asset Value Per Share (1,400,000 Shares)	$11.65

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596